SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 24, 2012

Body Central Corp.

 (Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:   (904)- 737-0811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (e)       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the 2012 annual meeting proxy statement of Body Central Corp. (the “Company”), effective May 24, 2012, Mr. Jerrold S. Rosenbaum retired from the Company’s board of directors.  Following Mr. Rosenbaum’s retirement, the Company’s board of directors is comprised of seven directors.

On May 24, 2012, the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”).  The Plan as amended and restated (i) increases the number of shares available under the Plan by 400,000 shares; (ii) eliminates the element of the Plan’s definition of change of control that previously included a discretionary determination by the board of directors that a change of control had occurred; (iii) modifies treatment of awards upon a change of control of the Company to provide that, if a successor assumes or replaces awards granted under the Plan, 50% of the unvested portion of an award will vest and the remaining portion will not be accelerated upon the change of control unless the participant’s employment is also terminated; (iv) enhances the Plan’s flexibility with respect to award types and adds individual limits for each award type; and (v) makes future awards under the Plan subject to any “clawback” or recoupment policy that we maintain from time to time.

The Plan was filed as Appendix A to the Company’s definitive proxy statement filed April 5, 2012 and the terms thereof are incorporated herein by reference.

On May 24, 2012, the Company’s stockholders also approved the Company’s 2012 Annual Incentive Plan (the “2012 Plan”).  The 2012 Plan, which will be administered by the compensation committee of the board of directors, will govern the award and payment of cash based incentive compensation to executive officers and other key management employees of the Company.  Under the 2012 Plan, the compensation committee will establish written, objective performance goals for specific performance periods based on any one or more of the following financial measures: net sales; comparable store sales; cost of goods sold; gross margin; cost of sales; selling, general and administrative expense; gross income; operating income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net income; earnings per share (including diluted earnings per share; before or after  extraordinary items); operating margin; EBIT or EBITDA margin; pre-tax profit; net profit margin; price per share; cash flow; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on capital; return on (net or gross) assets; return on equity; return on investment; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; inventory turnover; average inventory age; economic value added; performance value added; stock price; total stockholder return; customer satisfaction; customer loyalty and/or retention; market share; new store openings; mergers and/or acquisitions; divestitures; store closings; sales per square foot; sales per advertising dollar; cost structure reduction; cost savings; operating goals; employee satisfaction and/or retention.

The Plan was filed as Appendix B to the Company’s definitive proxy statement filed April 5, 2012 and the terms thereof are incorporated herein by reference.

Item 5.07(a), (b) and (d)      Submission of Matters to a Vote of Security Holders

On May 24, 2012, the Company held an annual meeting of its stockholders to vote on the following proposals:

Proposal One:  The board of directors nominated three nominees to stand for election at the 2012 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2015 annual meeting and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
B. Allen Weinstein	13,415,696	841,942	688,403
Beth R. Angelo	13,247,196	1,010,442	688,403
David A. Katz	13,546,615	711,023	688,403

Proposal Two: To approve an advisory resolution on executive compensation for fiscal year 2011.  In accordance with the voting results listed below, the Company’s executive compensation for fiscal year 2011 has been approved.

For	Against	Abstain	Broker Non-Votes
14,040,262	145,986	71,390	688,403

Proposal Three:  To approve the Company’s Amended and Restated 2006 Equity Incentive Plan as amended and restated.  In accordance with the voting results listed below, the Company’s Amended and Restated 2006 Equity Incentive Plan as amended and restated has been approved.

For	Against	Abstain	Broker Non-Votes
13,476,447	708,301	72,890	688,403

Proposal Four:  To approve the Company’s 2012 Annual Incentive Plan as amended and restated.  In accordance with the voting results listed below, the Company’s 2012 Annual Incentive Plan as amended and restated has been approved.

For	Against	Abstain	Broker Non-Votes
13,658,515	526,233	72,890	688,403

Proposal Five:  The board of directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered certified public accounting firm for fiscal 2012. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, the appointment of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain
14,854,413	22,373	69,255

Item 9.01:      Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amended and Restated 2006 Equity Incentive Plan (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed April 5, 2012).

Exhibit 10.2	2012 Annual Incentive Plan (incorporated by reference from Appendix B to the Company’s definitive proxy statement filed April 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

May 29, 2012	By:	/s/ Julia B. Davis
Julia B. Davis
Secretary and General Counsel